Exhibit 16.1

RSM McGladrey

RSM McGladrey, Inc.
1 South Wacker Drive
Chicago, IL 60606-3392
O 312.634.3400 F 312.634.3410
www.rsmmcgladrey.com

May 22, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read QRS Music Technologies, Inc’s statements included under Item 4.01 of its Form 8-K, dated as of May 22, 2008, and we agree with such statements concerning our firm.

Sincerely,

McGLADREY & PULLEN, LLP

RSM McGladrey, Inc. is a member firm of RSM International, an affiliation of separate and independent legal entities.